Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Stock Option and Incentive Plan and the 2020 Employee Stock Purchase Plan of Forma Therapeutics Holdings, Inc. of our report dated March 30, 2021, with respect to the consolidated financial statements of Forma Therapeutics Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 30, 2021